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                                                                     EXHIBIT 11A

                       GATX CORPORATION AND SUBSIDIARIES

           COMPUTATION OF BASIC NET INCOME PER SHARE OF COMMON STOCK
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                                      THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                         SEPTEMBER 30                      SEPTEMBER 30
                                                                -------------------------------    ------------------------------
                                                                    1999              1998             1999             1998
                                                                -------------      ------------    --------------    ------------
Average number of shares of common stock
 outstanding                                                         49.5              49.2               49.4            49.1

Net income                                                        $  42.2            $ 38.1         $    119.5        $  106.3

Deduct - Dividends paid and accrued on preferred
 stock                                                                  -                 -                 -               -
                                                                -------------      ------------    --------------    ------------

Net income, as adjusted                                           $  42.2              38.1         $    119.5        $  106.3
                                                                =============      ============    ==============    ============

Basic net income per share                                        $    .85           $   .78        $      2.42       $    2.16
                                                                =============      ============    ==============    ============






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